Exhibit 99.1

W HOLDING COMPANY, INC.
THE FINANCIAL HOLDING COMPANY OF
WESTERNBANK PUERTO RICO
REPORTS AN INCREASE OF 27.73% IN NET INCOME
FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2004

Mayagüez, Puerto Rico, October 20, 2004. W HOLDING COMPANY, INC. (NYSE: “WHI”), the financial holding company of WESTERNBANK PUERTO RICO, reported today its results for the three and nine months ended September 30, 2004.

W Holding reported a net income of $44.2 million or $0.35 earnings per basic common share ($0.34 on a diluted basis) for the quarter ended September 30, 2004, as compared to a net income of $34.6 million or $0.27 earnings per basic common share ($0.26 on a diluted basis) for the same period in 2003, after giving effect to the three-for-two (3x2) stock split in the form of a stock dividend and a two percent (2%) stock dividend declared on November 4, 2003 and November 11, 2003, respectively, and distributed both on December 10, 2003. This is an increase of $9.6 million or 27.73% over the prior year quarter.

For the nine months ended September 30, 2004, W Holding reported a net income of $125.8 million or $0.99 earnings per basic common share ($0.95 on a diluted basis), as compared to a net income of $75.2 million or $0.58 earnings per basic common share ($0.56 on a diluted basis) (as adjusted) for the same period in 2003, an increase of $50.6 million or 67.30%. The $75.2 million net income reported for the nine months ended September 30, 2003, was affected by a loss of $22.7 million ($17.0 million net of tax) on valuation and disposition of the Company’s investment in CBO’s and CLO’s, as previously reported. Excluding this $22.7 million loss ($17.0 million net of tax) for a more meaningful comparison against the nine months ended September 30, 2004 results, net income for the same period in 2003 would have been $92.2 million, which when compared to the net income of $125.8 million for the nine months ended September 30, 2004 represents an increase of $33.6 million or 36.44% over the adjusted comparable period of 2003.

The return on assets (ROA) and the return on common stockholders’ equity (ROCE) for the quarter ended September 30, 2004, were 1.33% and 28.81%, respectively, as compared to 1.36% and 28.69% reported for the same quarter in 2003. For the nine months ended September 30, 2004, the ROA and the ROCE were 1.34% and 28.67%, respectively, compared to 1.05% and 20.95%, for the same period in prior year. The ratios for the comparable nine month period ended September 30, 2003, were affected by the loss referred to in the previous paragraph.

At September 30, 2004, driven by strong increases in W Holding activities, total assets ended at $13.5 billion. Total assets grew $2.0 billion or 17.01%, from $11.5 billion at December 31, 2003. Loans receivable-net, grew by $1.0 billion or 22.08%, from $4.7 billion at December 31, 2003, as a result of the Company’s continued strategy of growing its loan portfolio through commercial real estate, asset-based and other commercial loans. The investment portfolio, excluding short-term money market instruments, increased $846.5 million or 14.65%, from $5.8 billion at December 31, 2003, to $6.6 billion at September 30, 2004.

On a year to year basis, total assets grew $2.7 billion or 24.65%, from $10.8 billion at September 30, 2003. Loans receivable-net, grew by $1.2 billion or 26.09%, from $4.5 billion at September 30, 2003, while the investment portfolio, excluding short-term money market instruments, increased $1.2 billion or 23.02%, from $5.4 billion at September 30, 2003.

Stockholders’ equity increased to $918.8 million as of September 30, 2004, compared to $828.5 million as of December 31, 2003. Such increase resulted primarily from the net income of $125.8 million generated during the nine months ended September 30, 2004, partially offset by dividends paid during the period of $17.6 million and $20.3 million on our common and preferred shares, respectively, and a decrease of $662,000 in other comprehensive loss, net of tax, on the mark to market of our portfolio of investment securities available for sale at September 30, 2004, when compared to December 31, 2003. The period-end number of common shares outstanding increased from 106,290,294 as of December 31, 2003, to 106,847,565 as of September 30, 2004, as a result of the conversion of 150,292 shares of the Company’s convertible preferred stock series A, into 342,521 shares of the Company’s common stock, and the issuance of 214,750 common shares from the exercise of stock options.

Net Interest Income

Net interest income for the third quarter ended September 30, 2004 was $77.0 million, an increase of $14.9 million or 24.04%, from $62.1 million for the same period of last year. Average interest-earning assets for the third quarter of 2004 increased by $3.3 billion or 34.42%, compared to the same quarter in previous year, mainly driven by increases in the average loan portfolio of $1.2 billion, particularly in the commercial real estate and other commercial loan portfolios, and in the average investment portfolio, excluding short-term money market instruments, which increased by $2.0 billion, primarily in tax exempt securities, such as U.S. Government and agencies obligations. For the nine months ended September 30, 2004, net interest income increased from $168.0 million, to $222.8 million, an increase of $54.8 million or 32.61%, primarily supported by an increase in average interest-earning assets of $3.2 billion or 36.33%. This increase in average interest-earning assets was driven by increases in the average loan portfolio of $1.1 billion, mainly in the commercial real estate and other commercial loan portfolios, and in the average investment portfolio, excluding short-term money market instruments, of $2.0 billion, primarily in tax exempt securities, such as U.S. Government and agencies obligations. The average yield earned in interest-earning assets decreased from 4.87% to 4.73% and from 4.98% to 4.72%, for the quarter and nine month periods ended September 30, 2004, respectively, when compared to prior year periods. The decrease in the average yield was mainly due to a lower average yield earned on the loans portfolio, primarily due to a higher volume of commercial real estate loans and other commercial loans with floating rates. The decrease in the average yield earned on the loans portfolio was partially offset by higher reinvestment rates on matured and called securities. Reinvestment rates for new securities were sequentially higher, when compared to the previous quarter, as the U.S. Treasury yield curve initially steepened ahead of the reaction by the Federal Reserve who started to increase interest rates in the second week of August 2004. As a result of this lagging factor, yields earned on floating rate loans were not adjusted as fast as on investment securities since the Prime Rate (an index used by the Bank to re-price most of its loans) was raised at a slower pace following the Federal Reserve action.

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Our overall cost of rates paid increased 4 basis points, from 2.43% to 2.47%, for the quarter ended September 30, 2004, while for the nine month period ended September 30, 2004, the overall cost of rates paid decreased 21 basis points, from 2.61% to 2.40%. The increase on the overall cost of rates paid for the quarter ended September 30, 2004, was primarily due to an increase of 15 basis points on the average interest rate paid on deposits, from 2.27% at September 30, 2003, to 2.42% at September 30, 2004, partially offset by lower cost of rates in borrowings. As explained in the preceding paragraph, cost of rates for deposits adjusted immediately as the LIBOR rate (an index used by the Bank to re-price its deposits) increased by market conditions following the change in the U.S. Treasury yield curve. The strong growth in average interest-earning assets between both periods was in part offset by increases in the average interest-bearing liabilities of $3.1 billion or 35.11%, and $3.1 billion or 36.68%, for the three and nine month periods ended September 30, 2004, respectively. Interest-bearing deposits grew in average by $1.2 billion and $1.1 billion, during the quarter and the nine month periods ended September 30, 2004, while borrowings in average (mainly federal funds purchased, repurchase agreements and advances from FHLB) rose by $2.0 billion and $1.9 billion for the same periods, respectively.

Net Interest Margin

Our net interest margin decreased 20 basis points during the third quarter of 2004, to 2.40% from 2.60% in the third quarter of 2003. On a tax equivalent basis our net interest margin also decreased 19 basis points, from 3.03% to 2.84% for each period. The decrease in our net interest margin is mainly attributed to the decrease in our loan portfolio average yield, coupled with an increase in the cost of rates for deposits, as previously explained. On a linked quarterly comparison, our net interest margin decreased by 8 basis points, from 2.48% in the second quarter of 2004. On a tax equivalent basis, our net interest margin also decreased 8 basis points, from 2.92% in the second quarter of 2004. For the nine months ended September 30, 2004, our net interest margin decreased 7 basis points, but on a tax equivalent basis, it increased by 2 basis points, when compared to the nine months ended September 30, 2003, as the level of tax-exempt securities for the 2004 period was significantly higher than the one for the comparable 2003 period.

Under a flat interest rate scenario for the next twelve month period, based on our asset and liability composition as of September 30, 2004, we estimate our net interest margin will fluctuate within a range of 2.34% to 2.44% during said period. Assuming an instantaneous 100 basis points decrease in the fed funds rate, we estimate our net interest margin will fluctuate within a range of 2.30% to 2.44% during said period. Assuming a 100 basis points increase in the fed funds rate, we estimate our net interest margin will fluctuate within a range of 2.17% to 2.34%. Furthermore, a 200 basis points increase in the fed funds rate will cause our net interest margin to fluctuate between a range of 2.02% to 2.38%. Accordingly, the repricing of the Bank’s deposits and other borrowings coupled to the flattening of the yield curve could contract the net interest margin for the remaining term of the year. The lower and higher values of such range meaning the lowest and highest net interest margin for any given quarter within the said twelve month period. These ranges are management’s estimates based on instantaneous rate shocks of 100 and 200 basis points and does not consider any asset/liability management strategy it could undertake given such interest rate changes.

Attached as Exhibits IIIa, IIIb and IIIc are supplemental unaudited data schedules providing additional information on the net interest margin including average balances and average rates for both interest-earning assets and interest-bearing liabilities, as well as changes in volumes and rates for the periods presented.

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Noninterest Income (Loss)

Noninterest income (loss) increased $900,000 for the three month period ended September 30, 2004, when compared to the same period in 2003. This increase was the result of an increased of $573,000 on the net gain (loss) on sales and valuation of loans, securities and other assets and an increase of $303,000 in the gain (loss) on derivative instruments. The increase on the net gain (loss) on sales and valuation of loans, securities and other assets was primarily due to a realized gain of $525,000 of an investment security, while the increase in the unrealized gain (loss) on derivative instruments relate to changes in the valuation of these instruments. Service charges on deposits accounts and other fees and commissions increased slightly by $24,000, when compared to same quarter in year 2003.

For the nine months ended September 30, 2004, noninterest income (loss) increased $22.8 million, when compared to the same period in 2003. The increase was mainly due to the net loss of $22.7 million recorded during the same period in 2003, relating to our investment in CBO’s and CLO’s, and included in loss on sales and valuation of loans, securities and other assets, as previously reported. Service charges on deposit accounts and other fees and commissions increased by $810,000, when compared to the nine months ended September 30, 2003.

Noninterest Expenses

Total noninterest expenses increased $3.4 million or 15.71% for the three-month period ended September 30, 2004, and $13.4 million or 21.96% for the nine months ended September 30, 2004, when compared to the corresponding periods in 2003. Salaries and employees’ benefits, which is the largest component of total noninterest expenses, increased $1.4 million or 17.35% for the third quarter of year 2004, and $3.0 million or 12.25% for the nine months ended September 30, 2004, as compared to the corresponding periods in 2003. Such increases are attributed to the continued expansion of the Company, including increases in personnel, normal salary increases and related employees’ benefits, principally attributed to our continued expansion in the San Juan Metropolitan area. At September 30, 2004, the Company had 1,141 full-time employees, including its executive officers, an increase of 70 employees or 6.54%, since September 30, 2003.

Advertising expense increased by $1.1 million or 53.39% for the three months ended September 30, 2004, and $3.9 million or 78.51% for the nine months ended September 30, 2004, when compared to the same periods in 2003. These increases are principally due to various radio, newspaper and television campaigns promoting Westernbank’s institutional image and positioning the Company for its strategy in the San Juan Metropolitan area, as well as 2004 promotional campaigns for several Bank’s products.

Noninterest expenses, other than salaries and employees’ benefits, and advertising discussed above, increased $947,000 or 8.14% for the third quarter of 2004, and $6.4 million or 20.64% for the nine months ended September 30, 2004, resulting primarily from costs associated with the Company’s growth and expansion.

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Despite such increases in noninterest expenses, the Company maintained noninterest expenses at adequate levels, and achieved an efficiency ratio of 29.92% for the third quarter of year 2004, and 30.38% for the nine months ended September 30, 2004, well below management’s long term target of 40% to 42%.

Provision for Income Taxes

The current provision for Puerto Rico income taxes for the three and nine month periods ended September 30, 2004, amounted to $6.3 million and $19.9 million, compared to $6.7 million and $20.4 million in the same periods of 2003. The increase in the income before the provision for income taxes includes a significant increase in the Company’s exempt interest income derived from the investment in tax exempt securities, primarily in U.S. Government and Agencies Obligations, as previously explained. The deferred income tax credit decreased in 2004 since in 2003, the Company recorded a deferred income tax asset related to a capital loss carryforward on the liquidation of the Company’s CBO’s and CLO’s portfolio which is available to offset capital gains in future years. Therefore, the Company’s effective tax rate is substantially below the statutory rate.

Asset Quality

W Holding’s asset quality continues to be strong, as measured by our reserves to total loans, non-performing loans as a percentage of total loans and net charge-offs to average loans. W Holding is essentially a secured lender having 82% of its loan portfolio as of September 30, 2004 secured by real estate. Our combined delinquency on all portfolios for the categories of 60 days and over continues to be below our benchmark of 1% for both periods, being 0.82% at September 30, 2004, and 0.84% at September 30, 2003.The delinquency ratio on the commercial loan portfolio for the categories of 60 days and over, decreased 13 basis points to 0.75% (less than 1%), when compared to 0.88% reported for the year ago period. The delinquency ratio on the consumer loan portfolio, including the Expresso of Westernbank loan portfolio, for the categories of 60 days and over increased 47 basis points, to 1.62% at September 30, 2004, when compared to 1.15% for the comparable period last year. Such increase was mainly due to regular consumer loans past due over 90 days which are collateralized by real estate properties.

The provision for possible loan losses amounted to $10.4 million for the quarter ended September 30, 2004, up from $7.9 million for the same period in the previous year, an increase of $2.5 million or 31.50%. The allowance for possible loan losses reached $76.6 million as of September 30, 2004. The increase in the provision for loan losses is attributable to the overall growth in the Company’s loan portfolio, particularly those of its commercial real estate loans portfolio and the loan portfolio of its asset-based lending division, Westernbank Business Credit, and to cover the write-off experience of the loan portfolio of the Expresso of Westernbank. The commercial real estate loan portfolio grew to $3.0 billion at September 30, 2004, an increase of $690.0 million or 30.51%, when compared to December 31, 2003. On a year to year basis, the commercial real estate loan portfolio grew $807.1 million or 37.64%, from $2.1 billion at September 30, 2003. Westernbank Business Credit loan portfolio grew to $795.5 million at September 30, 2004, an increase of $156.9 million or 24.58%, when compared to December 31, 2003, and an increase of $146.9 million or 22.64%, when compared to September 30, 2003. The Expresso of Westernbank loan portfolio decreased from $150.4 million at December 31, 2003, to $144.6 million at September 30, 2004, a decrease of $5.7 million or 3.81%. On a year to year basis, the Expresso of Westernbank loan portfolio decreased by $5.7 million or 3.80%, from $150.3 million at September 30, 2003. The decrease in the Expresso of Westernbank loan portfolio was mainly due to management’s strategy of stabilizing charge-offs as the division portfolio matures and average yields continue to increase. The average yields of Westernbank Business Credit and the Expresso of Westernbank loan portfolios were 6.26% and 19.17%, respectively, for the nine months ended September 30, 2004.

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Non-performing loans stand at $38.7 million or 0.67% (less than 1%) of Westernbank’s loan portfolio at September 30, 2004, relatively stable when compared to 0.66% reported at December 31, 2003. In absolute amounts, non-performing loans increased by $7.5 million, from $31.2 million as of December 31, 2003. The increase in non-performing loans primarily comes from the Company’s commercial and regular consumer loan portfolios. Non-performing loans on the commercial loan portfolio increased by $4.0 million, when compared to December 31, 2003. This increase is mostly attributed to two commercial loans with principal balances of $1.5 million and $1.1 million, and two other loans with outstanding principal balances below $1.0 million, all of which are collateralized by real estate properties. At September 30, 2004, only two of these loans with principal balances of $1.1 million and $979,000, had a specific valuation allowance of $277,000 and $235,000, respectively. At September 30, 2004, the allowance for possible loan losses was 197.84% of total non-performing loans (reserve coverage), compared to the 197.17% reported at December 31, 2003. Moreover, of the total allowance of $76.6 million, $9.3 million is for our specific allowance and the remaining $67.3 million is for our general allowance.

Net loans charge-off in the third quarter of 2004 were $6.2 million or 0.44% (annualized) to average loans, compared to $3.8 million or 0.35% to average loans for the same period in 2003, an increase of $2.4 million, but still very low charge-off ratios for both periods. For the nine month period ended September 30, 2004, net charge-offs amounted to $15.2 million or 0.38% (annualized) to average loans, an increase of $6.5 million, when compared to $8.7 million or 0.28% (annualized) to average loans in 2003. Both increases were primarily due to loans charged-off in the ordinary course of business, mainly in our consumer loan portfolio. The increase in consumer loans charged-off for the quarter and nine month periods ended September 30, 2004, was principally due to loans charged-off by the Expresso of Westernbank division, which amounted to $3.2 million and $9.9 million, respectively, for the three and nine month periods ended September 30, 2004. On a linked quarter comparison, loans charged-off by the Expresso of Westernbank division decreased from $3.4 million for the second quarter of 2004, to $3.2 million for the third quarter of 2004. The delinquency ratio of the Expresso of Westernbank division portfolio at September 30, 2004, was 2.60% for the categories of 60 days and over. This ratio is slightly above management’s estimate and accordingly, management is emphasizing an increase in the overall yield charged on such loans, continuously revising its underwriting policies, as well as increasing the level of collateralized loans, to compensate for such higher delinquency. The loan portfolio of Expresso of Westernbank collateralized by real estate at September 30, 2004, accounts for 12.07% of the outstanding balance, attaining our goal of having at least 10% of the Expresso loan portfolio collateralized by real estate.

Total Loans, Investments and Deposits

Loans receivable-net, grew $1.0 billion or 22.08%, to $5.7 billion at September 30, 2004, compared to $4.7 billion at December 31, 2003, and $1.2 billion or 26.09% compared to $4.5 billion at September 30, 2003. These increases reflect the Company’s emphasis on continued growth in its loan portfolio through commercial real estate, asset-based, consumer and construction lending. As a result, the portfolio of real estate loans secured by first mortgages, increased from $3.2 billion as of September 30, 2003, to $3.4 billion as of December 31, 2003, and to $4.2 billion as of September 30, 2004, up by $977.0 million or 30.45% on a year to year basis, and $826.9 million or 24.62%, when compared to December 31, 2003. Commercial real estate loans secured by first mortgages increased from $2.2 billion as of September 30, 2003, to $2.3 billion as of December 31, 2003, and to $3.0 billion as of September 30, 2004, an increase of $807.1 million or 37.64% on a year to year basis and $690.0 million or 30.51%, when compared to December 31, 2003. Other loans portfolio, including commercial loans not collateralized by real estate, consumer loans (including the Expresso of Westernbank loans portfolio), loans on deposits and credit cards, increased from $1.4 billion as of September 30, 2003 and December 31, 2003, to $1.6 billion as of September 30, 2004, up by $223.5 million or 16.14% on a year to year basis, and $221.9 million or 16.00%, when compared to December 31, 2003. The unsecured portion of the Expresso of Westernbank loan portfolio remained relatively unchanged increasing slightly from $128.9 million at December 31, 2003, to $132.0 million at September 30, 2004, as management has sought to stabilize charge offs as the portfolio matures and average yields continue to increase. Attached as Exhibit IV is a supplemental unaudited data schedule providing additional information on W Holding loan portfolio.

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W Holding investment portfolio, excluding short-term money market instruments, stands at $6.6 billion at September 30, 2004, growing $846.5 million or 14.65% in comparison to December 31, 2003. Such growth is focused principally on tax-exempt securities guaranteed by the United States Government and agencies, accounting for 96% of our investment portfolio as of September 30, 2004. The investment portfolio at September 30, 2004, had an average contractual maturity of 55 months. The Company’s interest rate risk model, takes into consideration the callable feature of certain investment securities. Taking into consideration the callable features of these securities, the investment portfolio as of September 30, 2004, had a remaining average maturity of 7 months. However, no assurance can be given that such levels will be maintained in future periods.

As of September 30, 2004, total deposits reached $6.2 billion, from $5.4 billion at December 31, 2003, representing an increase of $847.1 million or 15.73%, while federal funds purchased and repurchase agreements increased to $6.0 billion, from $5.0 billion at December 31, 2003, an increase of $965.7 million or 19.14%, mainly to fund W Holding strong loans-net growth of 22.08% and investments growth of 14.56%.

This press release may contain some information that constitutes “forward-looking statements.” Such information can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “intend,” “continue,” or “believe” or the negatives or other variations of these terms or comparable terminology. Forward-looking statements with respect to future financial conditions, results of operations and businesses of the Company are always subject to various risk and market factors out of management’s control which could cause future results to differ materially from current management expectations or estimates and as such should be understood. Such factors include particularly, but are not limited, to the possibility of prolonged adverse economic conditions or that an adverse interest rate environment could develop.

WESTERNBANK PUERTO RICO, a wholly-owned subsidiary of W HOLDING COMPANY, INC., is the second largest commercial bank in Puerto Rico, based on total assets, operating throughout 51 full fledged branches, including 33 in the Southwestern region of Puerto Rico, 7 in the Northeastern region, and 11 at the San Juan Metropolitan area of Puerto Rico. W HOLDING COMPANY, INC. also owns Westernbank Insurance Corp., a general insurance agent placing property, casualty, life and disability insurance, whose results of operations and financial condition are reported on a consolidated basis.

W Holding’s management also informed that this coming Friday, October 22, 2004, will open the most advanced banking branch of the world in the historic city of Old San Juan, Puerto Rico.

Messrs. Frank C. Stipes, Chief Executive Officer, and Freddy Maldonado, Chief Financial Officer, are available to answer appropriate questions regarding this press release. You may contact any of the above officers at (787) 834-8000; or via internet at westernbank@wbpr.com or URL:http://www.w-holding.com.

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EXHIBIT I

W HOLDING COMPANY, INC.
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003		2004	2003
	(Dollars in thousands, except share data)
Income Statement and Share Data
Interest income:
Loans, including loan fees	$82,645	$71,568		$232,710	$203,222
Investment securities	55,159	31,607		153,542	89,327
Mortgage and asset-backed securities	9,162	11,489		28,660	29,137
Money market instruments	4,579	1,771		12,056	8,605

Total interest income	151,545	116,435		426,968	330,291

Interest expense:
Deposits	36,858	27,941		102,282	85,985
Federal funds purchased and repurchase agreements	35,874	24,866		97,250	71,612
Advances from FHLB	1,767	1,515		4,621	4,525
Other borrowings	—	—		—	142

Total interest expense	74,499	54,322		204,153	162,264

Net interest income	77,046	62,113		222,815	168,027
Provision for loan losses	10,379	7,893		30,141	20,718

Net interest income after provision for loan losses	66,667	54,220		192,674	147,309

Noninterest income (loss):
Service charges on deposit accounts	2,054	1,792		5,974	5,284
Other fees and commissions	5,476	5,714		15,433	15,313
Gain (loss) on derivative instruments	249	(54)		12	(155)
Net gain (loss) on sales and valuation of loans, securities, and other assets	594	21		867	(20,983)

Total noninterest income (loss)	8,373	7,473		22,286	(541)

Total net interest income and noninterest income (loss)	75,040	61,693		214,960	146,768

Noninterest expenses:
Salaries and employees’ benefits	9,701	8,267		27,846	24,808
Equipment	2,179	2,318		6,981	6,714
Deposit insurance premium and supervisory examination	753	661		2,112	1,727
Occupancy	1,536	1,656		4,882	4,923
Advertising	3,031	1,976		8,895	4,983
Printing, postage, stationery, and supplies	817	822		2,490	2,526
Telephone	577	569		1,764	1,707
Municipal taxes	1,078	900		2,875	2,700
Other	5,636	4,703		16,350	10,749

Total noninterest expenses	25,308	21,872		74,195	60,837

Income before provision for income taxes	49,732	39,821		140,765	85,931

Provision for income taxes:
Current	6,308	6,657		19,861	20,351
Deferred	(819)	(1,474)		(4,856)	(9,591)

Total provision for income taxes	5,489	5,183		15,005	10,760

Net income	$44,243	$34,638		$125,760	$75,171

Net income attributable to common stockholders	$37,510	$28,469		$105,510	$60,402

Basic earnings per common share	$0.35	$0.27	(1)	$0.99	$0.58	(1)

Diluted earnings per common share	$0.34	$0.26	(1)	$0.95	$0.56	(1)

Cash dividends declared per common share (2)	$0.05	$0.04	(1)	$0.16	$0.13	(1)

Period end number of common shares outstanding	106,847,565	105,037,026	(1)	106,847,565	105,037,026	(1)

Weighted average number of common shares outstanding	106,795,432	105,035,438	(1)	106,676,510	104,816,499	(1)

Weighted average number of common shares outstanding on a diluted basis	111,644,238	110,648,732	(1)	111,548,464	108,082,635	(1)

Cash dividends declared on:
Common stock	$5,875	$4,634		$17,611	$13,595

Preferred stock	$6,733	$6,169		$20,250	$14,769

(1)	Adjusted to reflect the three-for-two stock split in the form of a stock dividend and a 2% stock dividend on our common stock declared on November 4, 2003 and November 11, 2003, respectively, and distributed both on December 10, 2003.

(2)	Cash dividend amounts in the table are rounded.

EXHIBIT II

W HOLDING COMPANY, INC.
FINANCIAL HIGHLIGHTS
(UNAUDITED)

Balance Sheet Data

	September 30, 2004	December 31, 2003	September 30, 2003
	(In thousands)
At Period End
Cash and due from banks	$89,495	$92,811	$88,794
Federal funds sold and resell agreements	680,078	649,852	463,279
Interest-bearing deposits in banks	51,799	37,767	61,402
Trading securities, at fair value	—	—	2,633
Investment securities available for sale, at fair value	12,226	55,080	81,841
Investment securities held to maturity, at amortized cost	6,613,078	5,723,710	5,300,929
FHLB stock, at cost	57,105	39,750	39,750
Due from brokers	—	—	16,583
Mortgage loans held for sale, at lower of cost or fair value	1,714	2,555	5,705
Loans - net	5,716,931	4,683,118	4,533,878
Accrued interest receivable	78,442	75,567	59,248
Premises and equipment, net	108,340	103,370	102,308
Deferred income taxes, net	29,787	24,910	25,937
Other assets	39,863	30,950	30,776

Total Assets	$13,478,858	$11,519,440	$10,813,063

Deposits:
Noninterest-bearing	$240,841	$192,760	$217,788
Interest-bearing	5,991,784	5,192,716	4,783,058

Total deposits	6,232,625	5,385,476	5,000,846
Federal funds purchased and repurchase agreements	6,011,735	5,046,045	4,755,538
Advances from FHLB	211,000	146,000	146,000
Mortgage note	36,960	37,234	37,336
Securities purchased but not yet received	5,020	—	—
Accrued expenses and other liabilities	62,729	76,176	75,594

Total Liabilities	12,560,069	10,690,931	10,015,314
Stockholders’ equity	918,789	828,509	797,749

Total Liabilities and Stockholders’ Equity	$13,478,858	$11,519,440	$10,813,063

Average Balances

	Quarterly Averages (1)		Year to Date Averages (1)
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
	(In thousands)
Cash and due from banks	$83,591	$83,248	$91,153	$82,437
Federal funds sold and resell agreements	633,802	493,642	664,965	461,213
Interest-bearing deposits in banks	61,509	40,337	44,783	39,431
Trading securities	1,291	1,316	—	1,316
Investment securities available for sale	67,588	91,519	33,653	121,364
Investment securities held to maturity	6,567,005	4,755,253	6,168,394	4,400,993
FHLB stock	49,178	39,100	48,428	41,536
Due from brokers	—	41,018	—	8,292
Mortgage loans held for sale	1,185	5,110	2,135	6,575
Loans - net	5,557,402	4,394,942	5,200,025	4,144,117
Accrued interest receivable	81,345	52,657	77,004	52,951
Premises and equipment, net	107,712	99,393	105,855	99,259
Deferred income taxes, net	29,374	25,182	27,348	21,132
Other assets	41,662	33,283	35,408	28,455

Total Assets	$13,282,644	$10,156,000	$12,499,151	$9,509,071

Deposits:
Noninterest-bearing	$257,345	$197,243	$216,801	$186,965
Interest-bearing	5,897,064	4,741,756	5,592,250	4,462,830

Total deposits	6,154,409	4,938,999	5,809,051	4,649,795
Federal funds purchased and repurchase agreements	5,927,527	4,225,207	5,528,891	3,926,440
Advances from FHLB	193,500	133,000	178,500	133,000
Mortgage note	37,006	37,378	37,097	37,579
Securities purchased but not yet received	2,510	—	2,510	—
Accrued expenses and other liabilities	65,107	67,256	69,453	71,008

Total Liabilities	12,380,059	9,401,840	11,625,502	8,817,822
Stockholders’ equity	902,585	754,160	873,649	691,249

Total Liabilities and Stockholders’ Equity	$13,282,644	$10,156,000	$12,499,151	$9,509,071

(1)	Average balances have been computed using beginning and period-end balances.

EXHIBIT III a

W HOLDING COMPANY, INC.
YIELDS EARNED AND RATES PAID
THREE MONTHS ENDED SEPTEMBER 30,
(UNAUDITED)

	2004			2003
		Average	Average		Average	Average
	Interest	Balance (1)	Yield/Rate	Interest	Balance (1)	Yield/Rate
	(Dollars in thousands)
Normal spread:
Interest-earning assets:
Loans, including loan fees (2)	$82,645	$5,565,089	5.91%	$71,568	$4,383,246	6.48%
Investment securities (3)	55,159	5,618,796	3.91%	31,607	3,328,556	3.77%
Mortgage and asset-backed securities (4)	9,162	910,848	4.00%	11,489	1,196,542	3.81%
Money market instruments	4,579	651,355	2.80%	1,771	573,853	1.22%

Total	151,545	12,746,088	4.73%	116,435	9,482,197	4.87%

Interest-bearing liabilities:
Deposits	36,858	6,046,809	2.42%	27,941	4,889,213	2.27%
Federal funds purchased and repurchase agreements	35,874	5,743,827	2.48%	24,866	3,836,165	2.57%
Advances from FHLB	1,767	187,747	3.74%	1,515	140,524	4.28%

Total	74,499	11,978,383	2.47%	54,322	8,865,902	2.43%

Net interest income	$77,046			$62,113

Interest rate spread			2.26%			2.44%

Net interest-earning assets		$767,705			$616,295

Net yield on interest-earning assets (5)			2.40%			2.60%

Interest-earning assets to interest-bearing liabilities ratio		106.41%			106.95%

Tax equivalent spread:
Interest-earning assets	$151,545	$12,746,088	4.73%	$116,435	$9,482,197	4.87%
Tax equivalent adjustment	13,907	—	0.43%	10,347	—	0.43%

Interest-earning assets - tax equivalent	165,452	12,746,088	5.16%	126,782	9,482,197	5.30%
Interest-bearing liabilities	74,499	11,978,383	2.47%	54,322	8,865,902	2.43%

Net interest income	$90,953			$72,460

Interest rate spread			2.69%			2.87%

Net yield on interest - earning assets (5)			2.84%			3.03%

(1)	Average balance on interest-earning assets and interest-bearing liabilities is computed using daily monthly average balances during the periods.

(2)	Average loans exclude non-performing loans. Loan fees amounted to $3.1 million and $2.5 million for the three-months ended September 30, 2004 and 2003, respectively.

(3)	Includes trading securities and investments available for sale.

(4)	Includes mortgage-backed securities available for sale and trading securities.

(5)	Annualized net interest income divided by average interest-earning assets.

EXHIBIT III b

W HOLDING COMPANY, INC.
YIELDS EARNED AND RATES PAID
NINE MONTHS ENDED SEPTEMBER 30,
(UNAUDITED)

	2004			2003
		Average	Average		Average	Average
	Interest	Balance (1)	Yield/Rate	Interest	Balance (1)	Yield/Rate
	(Dollars in thousands)
Normal spread:
Interest-earning assets:
Loans, including loan fees (2)	$232,710	$5,237,517	5.93%	$203,222	$4,150,723	6.55%
Investment securities (3)	153,542	5,206,047	3.94%	89,327	3,221,270	3.71%
Mortgage and asset-backed securities (4)	28,660	961,326	3.98%	29,137	966,352	4.03%
Money market instruments	12,056	680,406	2.37%	8,605	526,511	2.19%

Total	426,968	12,085,296	4.72%	330,291	8,864,856	4.98%

Interest-bearing liabilities:
Deposits	102,282	5,791,741	2.36%	85,985	4,656,115	2.47%
Federal funds purchased and repurchase agreements	97,250	5,433,281	2.39%	71,612	3,525,405	2.72%
Advances from FHLB	4,621	148,547	4.16%	4,525	135,087	4.48%
Other borrowings	—	—	—	142	4,945	3.84%

Total	204,153	11,373,569	2.40%	162,264	8,321,552	2.61%

Net interest income	$222,815			$168,027

Interest rate spread			2.32%			2.37%

Net interest-earning assets		$711,727			$543,304

Net yield on interest-earning assets (5)			2.46%			2.53%

Interest-earning assets to interest-bearing liabilities ratio		106.26%			106.53%

Tax equivalent spread:
Interest-earning assets	$426,968	$12,085,296	4.72%	$330,291	$8,864,856	4.98%
Tax equivalent adjustment	39,893	—	0.44%	22,753	—	0.34%

Interest-earning assets - tax equivalent	466,861	12,085,296	5.16%	353,044	8,864,856	5.32%
Interest-bearing liabilities	204,153	11,373,569	2.40%	162,264	8,321,552	2.61%

Net interest income	$262,708			$190,780

Interest rate spread			2.76%			2.71%

Net yield on interest - earning assets (5)			2.90%			2.88%

(1)	Average balance on interest-earning assets and interest-bearing liabilities is computed using daily monthly average balances during the periods.

(2)	Average loans exclude non-performing loans. Loan fees amounted to $8.3 million and $6.2 million for the nine-months ended September 30, 2004 and 2003, respectively.

(3)	Includes trading securities and investments available for sale.

(4)	Includes mortgage-backed securities available for sale and trading securities.

(5)	Annualized net interest income divided by average interest-earning assets.

EXHIBIT III c

W HOLDING COMPANY, INC.
CHANGES IN YIELDS EARNED AND RATES PAID
(UNAUDITED)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2004 vs. 2003			2004 vs. 2003
	Volume	Rate	Total	Volume	Rate	Total
	(In thousands)
Interest income:
Loans	$16,441	$(5,364)	$11,077	$45,824	$(16,336)	$29,488
Investment securities (1)	22,361	1,191	23,552	58,294	5,921	64,215
Mortgage and asset-backed securities (2)	(2,951)	624	(2,327)	(143)	(334)	(477)
Money market instruments	202	2,606	2,808	2,817	634	3,451

Total increase (decrease) in interest income	36,053	(943)	35,110	106,792	(10,115)	96,677

Interest expense:
Deposits	6,893	2,024	8,917	19,943	(3,646)	16,297
Federal funds purchased and repurchase agreements	11,811	(803)	11,008	32,916	(7,278)	25,638
Advances from FHLB	401	(149)	252	348	(252)	96
Other borrowings	—	—	—	(142)	—	(142)

Total increase (decrease) in interest expense	19,105	1,072	20,177	53,065	(11,176)	41,889

Increase (decrease) in net interest income	$16,948	$(2,015)	$14,933	$53,727	$1,061	$54,788

(1)	Includes trading securities and investments available for sale.

(2)	Includes mortgage-backed securities available for sale and for trading.

EXHIBIT IV

W HOLDING COMPANY, INC.
LOANS RECEIVABLE-NET
(UNAUDITED)

	September 30,	December 31,	September 30,
	2004	2003	2003
	(In thousands)
REAL ESTATE LOANS SECURED BY FIRST MORTGAGES:
Commercial real estate	$2,961,341	$2,269,380	$2,150,417
Conventional:
One-to-four family residences	926,139	873,345	836,360
Other properties	1,954	2,233	2,365
Construction and land acquisition	298,665	207,593	214,811
Insured or guaranteed - Federal Housing Administration, Veterans Administration, and others	11,509	19,117	17,047

Total	4,199,608	3,371,668	3,221,000

Plus (less):
Undisbursed portion of loans in process	(3,749)	(4,993)	(4,713)
Premium on loans purchased	768	1,016	1,130
Deferred loan fees - net	(11,628)	(9,615)	(9,377)

Total	(14,609)	(13,592)	(12,960)

Real estate loans - net	4,184,999	3,358,076	3,208,040

OTHER LOANS:
Commercial loans	741,679	526,105	540,337
Consumer loans:
Loans on deposits	29,523	30,805	31,033
Credit cards	53,326	54,832	55,678
Other	788,300	777,573	759,784
Plus (less):
Premium on loans purchased	1,573	2,281	2,517
Deferred loan fees - net	(5,881)	(4,946)	(4,370)

Other loans - net	1,608,520	1,386,650	1,384,979

TOTAL LOANS	5,793,519	4,744,726	4,593,019
ALLOWANCE FOR LOAN LOSSES	(76,588)	(61,608)	(59,141)

LOANS - NET	$5,716,931	$4,683,118	$4,533,878

EXHIBIT V

W HOLDING COMPANY, INC.
NON-PERFORMING LOANS AND FORECLOSED
REAL ESTATE HELD FOR SALE
(UNAUDITED)

	September 30, 2004	December 31, 2003	September 30, 2003
	(Dollars in thousands)
Commercial, industrial and agricultural loans	$28,187	$24,142	$25,451
Consumer loans	8,309	4,845	6,482
Residential real estate mortgage and construction loans	2,217	2,259	3,143

Total non-performing loans	38,713	31,246	35,076
Foreclosed real estate held for sale	4,444	4,082	4,508

Total non-performing loans and foreclosed real estate held for sale	$43,157	$35,328	$39,584

Interest that would have been recorded if the loans had not been classified as non-performing	$3,062	$2,500	$2,196

Interest recorded on non-performing loans	$206	$583	$415

Total non-performing loans as a percentage of loans receivable (1)	0.67%	0.66%	0.76%

Total non-performing loans and foreclosed real estate held for sale as a percentage of total assets (2)	0.32%	0.31%	0.37%

(1)	Computed using end of period loans.

(2)	Computed using end of period assets.

EXHIBIT VI

W HOLDING COMPANY, INC.
CHANGE IN ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	September 30,		December 31,	September 30,
	2004		2003	2003
	(Dollars in thousands)
Balance, beginning of year	$61,608		$47,114	$47,114

Loans charged-off:
Consumer loans (1)	(12,889)		(12,203)	(8,373)
Commercial, industrial and agricultural loans	(4,658)		(2,479)	(2,151)
Real estate-mortgage and construction loans	(197)		(184)	(126)

Total loans charged-off	(17,744)		(14,866)	(10,650)

Recoveries of loans previously charged-off:
Consumer loans	1,409		799	552
Commercial, industrial and agricultural loans	1,102		1,141	1,035
Real estate-mortgage and construction loans	72		372	372

Total recoveries of loans previously charged-off	2,583		2,312	1,959

Net loans charged-off	(15,161)		(12,554)	(8,691)

Provision for loan losses	30,141		27,048	20,718

Balance, end of period	$76,588		$61,608	$59,141

Ratios:
Allowance for loan losses to total end of period loans	1.32%		1.30%	1.29%
Provision for loan losses to net loans charged-off	198.81%		215.45%	238.38%
Recoveries of loans to loans charged-off in previous period	23.18	%(2)	29.03%	24.60	%(2)
Net loans charged-off to average loans (3)	0.38	%(2)	0.29%	0.28	%(2)
Allowance for loan losses to non-performing loans	197.84%		197.17%	168.61%

(1)	Includes $9.9 million and $5.3 million of Expresso of Westernbank loans charged-offs for the nine-month periods ended September 30, 2004 and 2003, respectively, and $7.9 million for the year ended December 31, 2003.

(2)	Net loans charged-off ratios are annualized for comparison purposes.

(3)	Average loans were computed using beginning and period-end balances.

EXHIBIT VII

     W HOLDING COMPANY, INC.
SELECTED FINANCIAL RATIOS
(UNAUDITED)

	Three Months Ended		Nine Months Ended		Year Ended
	September 30,		September 30,		December 31,
	2004	2003	2004	2003	2003
	(Dollars in thousands, except share data)
Per share data:
Dividend payout ratio	15.66%	16.28%	16.69%	22.51%	19.97%
Book value per common share	$5.03	$3.88 (2)	$5.03	$3.88 (2)	$4.17
Preferred stock outstanding at end of period	15,245,453	15,610,405	15,245,453	15,610,405	15,395,745
Preferred stock equity at end of period	$381,136	$390,260	$381,136	$390,260	$384,894
Performance ratios:
Return on average assets (1)	1.33%	1.36%	1.34%	1.05%	1.15%
Return on average common stockholders’ equity (1)	28.81%	28.69%	28.67%	20.95%	22.79%
Efficiency ratio	29.92%	31.62%	30.38%	32.49%	31.75%
Operating expenses to end-of-period assets	0.75%	0.81%	0.73%	0.75%	0.74%
Capital ratios:
Total capital to risk-weighted assets	14.09%	14.83%	14.09%	14.83%	14.87%
Tier I capital to risk-weighted assets	13.15%	13.95%	13.15%	13.95%	13.98%
Tier I capital to average assets	7.00%	8.06%	7.00%	8.06%	7.22%
Equity-to-assets ratio	6.82%	7.38%	6.82%	7.38%	7.19%
Other selected data:
Total trust assets managed	$388,932	$317,606	$388,932	$317,606	$326,527
Branch offices	51	51	51	51	51
Number of employees	1,141	1,071	1,141	1,071	1,092

(1)	The return on average assets is computed by dividing net income by average total assets for the period. The return on average common stockholders’ equity is computed by dividing net income less preferred stock dividends by average common stockholders’ equity. Average balance have been computed using beginning and period-end balances.

(2)	Adjusted to reflect the three-for-two stock split in the form of a stock dividend and a 2% stock dividend on our common stock declared on November 4, 2003 and November 11, 2003, respectively, and distributed both on December 10, 2003.